Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Pharming Group N.V. of our report dated October 14, 2020 relating to the financial statements of Pharming Group N.V., which appears in this Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ R.M.N. Admiraal RA

PricewaterhouseCoopers Accountants N.V.

Eindhoven, the Netherlands

November 25, 2020